Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 22, 2008, except as to the Company’s ability to continue as a going concern as described in Note 2, to which the date is March 19, 2008, relating to the consolidated financial statements of Cardiovascular Systems, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
May 9, 2008